FOR IMMEDIATE RELEASE

CONTACT: Brinker International

Stacey Sullivan, Media Relations

(800) 775-7290

Marie Perry, Investor Relations

(972) 770-1276

BRINKER INTERNATIONAL BOARD DECLARES COMMON DIVIDEND

DALLAS (Aug. 19, 2010) -Today, the Board of Directors for Brinker International, Inc. (NYSE: EAT) declared a quarterly dividend of $0.14 per share on the common stock of the company.

The dividend will be paid on September 30, 2010 to shareholders of record as of September 10, 2010.

At the end of the fourth quarter of fiscal 2010, Brinker International either owned, operated or franchised 1,550 restaurants under the names Chili's® Grill & Bar (1,505 restaurants) and Maggiano's Little Italy® (45 restaurants). Brinker also holds a minority interest in Romano's Macaroni Grill®.

The statements contained in this release that are not historical facts are forward-looking statements. These forward-looking statements involve risks and uncertainties and, consequently, could be affected by general business and economic conditions, the impact of competition, the impact of acquisitions and divestitures and other strategic transactions, the seasonality of the company's business, adverse weather conditions, future commodity prices, fuel and utility costs and availability, terrorists acts, consumer perception of food safety, changes in consumer taste and behavior, health epidemics or pandemics, changes in demographic trends, availability of employees, unfavorable publicity, the company's ability to meet its growth plan, acts of God, governmental regulations, and inflation.

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